Exhibit (g)(1)(iii)
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NOVATION AND AMENDMENT TO CUSTODY AND INVESTMENT
ACCOUNTING AGREEMENT AND NEW AGREEMENT
     THIS NOVATION AND AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT AND NEW AGREEMENT (“Novation, Amendment and Agreement”) made this 13th day of April, 2011 by and among State Street Bank and Trust Company (“State Street”), Pacific Investment Management Company LLC (“PIMCO”), Allianz Global Investors Fund Management LLC (successor to PIMCO Advisors L.P., “AGIFM”), Allianz Funds (formerly, PIMCO Funds: Multi-Manager Series, the “Allianz Trust”), PIMCO Funds (formerly, PIMCO Funds: Pacific Investment Management Series) and PIMCO Equity Series (PIMCO Equity Series, together with PIMCO Funds, the “PIMCO Trusts”).
     WHEREAS, reference is made to that Custody and Investment Accounting Agreement, dated January 1, 2000, among State Street, PIMCO, PIMCO Funds and Allianz Funds, as amended through the date hereof, including to add PIMCO Equity Series as a Fund thereunder (the “Current Custody Agreement”) (capitalized terms used in this Novation, Amendment and Agreement and not otherwise defined herein shall have the meanings given to them in the Current Custody Agreement);
     WHEREAS, AGIFM and its predecessors have served (and AGIFM currently serves) as administrator for the Allianz Trust and its Portfolios pursuant to an Administration Agreement with the Allianz Trust, originally dated January 14, 1997, as amended and restated through the date hereof (the “Allianz Trust Administration Agreement”), pursuant to which AGIFM is responsible, at its expense, for procuring or providing for the procurement of, among certain other services, custodial services for the Allianz Trust;
     WHEREAS, PIMCO serves as administrator for the PIMCO Trusts and their Portfolios pursuant to agreements with each PIMCO Trust, and previously served as sub-administrator for the Allianz Trust and its Portfolios pursuant to a sub-administration agreement with AGIFM or its predecessors as administrator for the Allianz Trust, pursuant to which PIMCO was responsible, at its expense, for procuring or providing for the procurement of, among certain other services, custodial services for the Allianz Trust at the delegation of AGIFM, and which sub-administration agreement terminated effective June 30, 2005 (the “Effective Date of Termination of Sub-Administrator of the Allianz Trust”);
     WHEREAS, following the Effective Date of Termination of Sub-Administrator of the Allianz Trust, PIMCO was no longer responsible for the procurement of custody services for the Allianz Trust, which responsibility reverted to AGIFM under the Allianz Trust Administration Agreement, and AGIFM therafter performed the duties and responsibilities of PIMCO under the Current Custody Agreement as applicable to the Allianz Trust and its Portfolios as if AGIFM were a party thereto in place of PIMCO solely with respect to the Allianz Funds, although the Current Custody Agreement has not to date been formally amended or novated to reflect the foregoing, and State Street thereafter performed its duties and responsibilities under the Current Custody Agreement with respect to the Allianz Trust and its Portfolios, in part, pursuant to the Instructions of AGIFM as a designated representative of PIMCO under Section 4.A. of the Current Custody Agreement;
     WHEREAS, AGIFM, PIMCO, State Street, the Allianz Trust, PIMCO Funds and PIMCO Equity Series now wish to enter into this Novation, Amendment and Agreement for the purposes of (i) novating and transferring to AGIFM all of PIMCO’s rights, title and interests and duties, liabilities and obligations under the Current Custody Agreement, solely as they relate to the Allianz Trust and its Portfolios, for all purposes as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust as specified herein, (ii) amending the Current Custody Agreement to eliminate the Allianz Trust and its Portfolios from coverage under such Agreement, and (iii) establishing and entering into a new Custody and Investment Accounting Agreement (the “Allianz Trust Custody Agreement”) among AGIFM, State Street and the Allianz Trust, upon the same terms and conditions (except as provided herein) specified in the Current Custody Agreement, except that the Allianz Trust Custody Agreement will cover only the Allianz Trust and its Portfolios, and AGIFM will be party to the Allianz Trust Custody Agreement in place of PIMCO, all with effect as of the Effective Date of Termination of

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Sub-Administrator of the Allianz Trust (it being understood that any amendments to the Current Custody Agreement that occurred after the Effective Date of Termination of Sub-Administrator and prior to the date hereof shall apply to the Allianz Trust Custody Agreement as and when adopted for the Current Custody Agreement).
     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, PIMCO, AGIFM, State Street, the Allianz Trust, PIMCO Funds and PIMCO Equity Series hereby agree as follows:
I.	Novation
Subject to the terms and conditions contained herein, including the effectiveness of the Allianz Trust Custody Agreement pursuant to Section III., (i) PIMCO hereby irrevocably novates and transfers to AGIFM all of PIMCO’s rights, title and interests and duties, liabilities and obligations under the Current Custody Agreement, solely as they relate to the Allianz Trust and its Portfolios, for all purposes as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust (the “Novation”), (ii) AGIFM hereby irrevocably accepts such rights, title and interests and assumes such duties, liabilities and obligations from PIMCO under the Current Custody Agreement, solely as they relate to the Allianz Trust and its Portfolios, for all purposes as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust, (iii) State Street, the Allianz Trust and each PIMCO Trust hereby consent to such Novation for all purposes, and (iv) State Street, the Allianz Trust and each PIMCO Trust hereby irrevocably release PIMCO from all of its duties, liabilities and obligations under the Current Custody Agreement, solely as they relate to the Allianz Trust and its Portfolios, arising on and after the Effective Date of Termination of Sub-Administrator of the Allianz Trust.
II.	Amendment to Current Custody Agreement
A.	With effect as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust, and subject to the effectiveness of the Allianz Trust Custody Agreement pursuant to Section III., the Current Custody Agreement is hereby amended to eliminate and remove the Allianz Trust and its Portfolios from coverage thereunder. Accordingly, as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust, Schedule A to the Current Custody Agreement is hereby amended to remove the Allianz Trust, the definition of “Fund” as used in the Current Custody Agreement is hereby amended to exclude the Allianz Trust, the definition of “Portfolio” thereunder is hereby amended to exclude any series or investment portfolio of the Allianz Trust, and the term “Assets” thereunder is hereby amended to exclude any Assets owned by Portfolios of the Allianz Trust.

B.	It is understood and agreed that the Current Custody Agreement shall remain in full force and effect with respect to the PIMCO Trusts and their Portfolio for all purposes in accordance with its terms, as amended as provided in Section II.A.
III.	Entry into Allianz Trust Custody Agreement
A.	Each of AGIFM, State Street and the Allianz Trust by their signatures below hereby enter into the Allianz Trust Custody Agreement, the terms and conditions of which shall be the terms and conditions of the Current Custody Agreement to the extent specified in and subject to the remainder of this Section III. and as otherwise provided in this Novation, Amendment and Agreement. For these purposes, the Current Custody Agreement is hereby incorporated by reference into and made a part of this Novation, Amendment and Agreement. The Allianz Trust Custody Agreement shall be effective as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust and shall apply to cover the Allianz Trust and each of its

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Portfolios covered under the Current Custody Agreement (it being understood that any amendments to the Current Custody Agreement that occurred after the Effective Date of Termination of Sub-Administrator and prior to the date hereof shall apply to the Allianz Trust Custody Agreement as and when adopted for the Current Custody Agreement).

B.	The parties agree that the constitution and appointment of State Street as custodian and agent of the Allianz Trust made by PIMCO under Section 1 of the Current Custody Agreement has remained in effect through the date hereof and is hereby ratified and made by AGIFM under the Allianz Trust Custody Agreement.

C.	With respect to the Allianz Trust Custody Agreement:
1.	Except as specifically provided herein or the context clearly indicates otherwise, each of AGIFM, State Street and the Allianz Trust hereby agrees to, and agrees to be bound by, all terms and conditions specified in the Current Custody Agreement assuming AGIFM is substituted for PIMCO as a party thereto, as such terms and conditions are incorporated into, used and applied in the Allianz Trust Custody Agreement, such that AGIFM shall under the Allianz Trust Custody Agreement be and have and/or be entitled to the responsibilities, duties, obligations, rights and benefits of PIMCO under the Current Custody Agreement; and State Street shall under the Allianz Trust Custody Agreement have and/or be entitled to the responsibilities, duties, obligations, rights and benefits it has under the Current Custody Agreement, but with AGIFM as a counterparty in place of PIMCO.

2.	The Allianz Trust Custody Agreement shall cover and apply to the Allianz Trust and each of its Portfolios currently covered under the Current Custody Agreement and shall not, by way of clarification, cover or apply to any PIMCO Trust or its Portfolios covered under the Current Custody Agreement. Accordingly, until further amended in accordance with its terms, the definition of “Fund” as used in the Allianz Trust Custody Agreement refers only to the Allianz Trust, the definition of “Portfolios” thereunder refers only to series or investment portfolios of the Allianz Trust, and the term “Assets” thereunder refers only to those Assets owned by Portfolios of the Allianz Trust. Exhibit A to this Novation, Amendment and Agreement lists the Allianz Trust as the only Fund and each Portfolio of the Allianz Trust covered under the Allianz Trust Custody Agreement as of the date hereof, and may be amended from time to add or remove Funds or Portfolios in accordance with the applicable terms and conditions of such Agreement.

3.	Without limiting the generality of the foregoing, under the Allianz Trust Custody Agreement, each of AGIFM, State Street and the Allianz Trust hereby:
a.	makes and agrees to all of the representations, warranties, covenants and undertakings made or agreed to by PIMCO, State Street or the Allianz Trust, as applicable, under the Current Custody Agreement (assuming AGIFM is a party thereto in place of PIMCO) and represents and warrants that the same are true and binding as of the Effective Date of Termination of Sub-Administrator of the Allianz Trust and as of the date hereof, and will continue in full force and effect after the date hereof until further notice from one party to the others, as applicable; and

b.	agrees to observe and be bound in all respects by the standard of care, liability, breach, indemnification, governing law, and related provisions

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applicable to PIMCO, State Street or the Allianz Trust, as applicable, under the Current Custody Agreement (assuming AGIFM is a party thereto in place of PIMCO) but not, by way of clarification, with respect to alleged actions or omissions of a party to the Current Custody Agreement that occurred prior to the Effective Date of Termination of Sub-Administrator of the Allianz Trust.
4.	State Street, AGIFM and the Allianz Trust agree that any Instructions or other actions to be provided or carried out by AGIFM with respect to a Portfolio of the Allianz Trust under the Allianz Trust Custody Agreement may be provided or carried out by an investment sub-adviser to such Portfolio that has been retained by AGIFM in accordance with the Investment Company Act of 1940, subject to the oversight and supervision of AGIFM, and that duly authorized employees and agents of any such investment sub-adviser shall constitute “designated representatives” for these purposes under the Allianz Trust Custody Agreement.

5.	State Street, AGIFM and the Allianz Trust agree that, notwithstanding the establishment of the Allianz Trust Custody Agreement separate and apart from the Current Custody Agreement pursuant to this Novation, Amendment and Agreement, in no circumstances shall the compensation payable to State Street under Section 6 of the Allianz Trust Custody Agreement, or any successor agreement, be on terms less favorable to AGIFM and the Allianz Trust than they would have been under the Current Custody Agreement, or any successor agreement, assuming the Allianz Trust remained covered thereunder. Attached as Exhibit B to this Novation, Amendment and Agreement is the fee schedule referenced in Section 6 of the Allianz Trust Custody Agreement as of the date hereof, as it may be amended or restated from time to time.
D.	Any notice to be provided to AGIFM under the Allianz Trust Custody Agreement shall be provided to the address as shown below, and Section 8 of the Current Custody Agreement as incorporated into the Allianz Trust Custody Agreement is hereby revised accordingly:
Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, NY 10105
Attention: President, Allianz Trust
Copy To: Chief Legal Officer, Allianz Global Investors Funds Management LLC
Telephone: (212) 739-3000
IV.	Other
A.	This Novation, Amendment and Agreement may not be assigned or amended by any party without the consent of the other parties.

B.	This Novation, Amendment and Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

C.	This Novation, Amendment and Agreement shall remain in effect until the Allianz Trust Custody Agreement established hereby is terminated in accordance with its terms.

D.	With respect to each of the Allianz Trust, PIMCO Funds and PIMCO Equity Series, notice is hereby given that this Novation, Amendment and Agreement has been executed on behalf of such Fund by the undersigned duly authorized representative of such Fund in his/her capacity as such and not individually; and that the obligations of this Novation, Amendment and Agreement

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are binding only upon the assets and property of such Fund and not upon any trustee, officer or shareholder of such Fund individually.
     IN WITNESS WHEREOF, the undersigned has caused this Novation, Amendment and Agreement to be executed as of the date first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC		PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

/s/ Brian S. Shlissel		/s/ John P. Hardaway

By:	Brian S. Shlissel	By:	John P. Hardaway

Title:	Managing Director	Title:	Executive Vice President

STATE STREET BANK AND TRUST COMPANY		ALLIANZ FUNDS

/s/ Mark Nicholson		/s/ Lawrence G. Altadonna

By:	Mark Nicholson	By:	Lawrence G. Altadonna
Title:	SVP	Title:	Treasurer

PIMCO FUNDS

/s/ Henrik P. Larsen

By:	Henrik P. Larsen

Title:	Vice President

PIMCO EQUITY SERIES

/s/ Henrik P. Larsen

By:	Henrik P. Larsen
Title:	Vice President

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Exhibit A
Fund(s) and Portfolio(s) Covered Under the Allianz Trust Custody Agreement
(as of April 13, 2011)

Fund	Portfolios
Allianz Funds	AGIC Emerging Markets Opportunities Fund
AGIC Global Fund
AGIC Growth Fund
AGIC Income & Growth Fund
AGIC International Fund
AGIC Mid-Cap Growth Fund
AGIC Opportunity Fund
AGIC Pacific Rim Fund
AGIC Systematic Growth Fund
AGIC Target Fund
NFJ All-Cap Value Fund
NFJ Dividend Value Fund
NFJ International Value Fund
NFJ Large-Cap Value Fund
NFJ Mid-Cap Value Fund
NFJ Small-Cap Value Fund
NFJ Renaissance Fund
RCM Disciplined International Equity Fund
RCM Global Resources Fund
RCM Global Small-Cap Fund
RCM Large-Cap Growth Fund
RCM Mid-Cap Fund
RCM Strategic Growth Fund
RCM Technology Fund
RCM Wellness Fund